Exhibit 10.17

Spouse Consent Letter

To: Genetron (Tianjin) Co., Ltd.

Whereas:

1.

I, Zhou Jing (ID card/passport number: [            ]), am the spouse of the natural person Wang Sizhen (ID card number: [            ]). Wang Sizhen holds 14.695% equity of Genetron Health (Beijing) Co., Ltd. (hereinafter referred to as “Target Equity Interest”)

2.

With respect to the aforementioned Target Equity Interest held by Wang Sizhen, Wang Sizhen entered into the Exclusive Option Agreement with other related parties on July 30, 2019, entered into the Equity Pledge Agreement with other related parties on July 30, 2019, and entered into the Shareholder Voting Rights Entrustment Agreement with other related parties on July 30, 2019; and

3.

Genetron Health (Beijing) Co., Ltd entered into the Exclusive Business Cooperation Agreement with Genetron (Tianjin) Co., Ltd. on July 2, 2019. This Exclusive Business Cooperation Agreement together with the aforementioned Exclusive Option Agreement, Equity Pledge Agreement and Shareholder Voting Rights Entrustment Agreement constitute the contractual control arrangement regarding Genetron Health (Beijing) Co., Ltd (hereinafter referred to as the “Contractual Control Arrangement”).

I hereby confirm and irrevocably undertake as follows on July 30, 2019:

1.

I confirm that I have noted and agree that my spouse Wang Sizhen entered into the Exclusive Call Agreement, Equity Pledge Agreement and Shareholder Voting Rights Entrustment Agreement. The aforementioned Target Equity Interest of Genetron Health (Beijing) Co., Ltd held by Wang Sizhen is not our joint property. I have no rights and interests in such Target Equity Interest, (including the rights gained from the Contractual Control Arrangement). I will never take any action to interfere with the Contractual Control Arrangement, including but not limited to claiming any right over the aforementioned Target Equity Interest and the Contractual Control Arrangement.

2.

I hereby undertake, I have not participated in and will not plan to actually participate in the operation and management of Genetron Health (Beijing) Co., Ltd in the future, and I will not claim any right related to the equity interests and assets of Genetron Health (Beijing) Co., Ltd.

3.

If, for any reason, I obtain all or part of the Target Equity Interest, I unconditionally agree to be a party of the Contractual Control Arrangement and be bound by the Contractual Control Arrangement. In this respect, I undertake to take all necessary actions and to sign all necessary documents.

This letter will take effect immediately upon its signature by me and will be continuously effective.

(This page is intentionally left blank and is the signing page of this Spouse Consent Letter)

Undertaker’s Signature:	/s/ Zhou Jing
Date: July 30, 2019

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